Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-234084 and 333-110020) of Raytheon Technologies Corporation of our report dated June 28, 2023 relating to the financial statements and supplemental schedule of Raytheon Technologies Corporation Savings Plan, formerly known as United Technologies Corporation Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
June 28, 2023